As filed with the Securities and Exchange Commission on December 20, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KREISLER MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-1047792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kreisler Manufacturing Corporation

180 Van Riper Avenue

Elmwood Park, NJ 07407

(Address of Principal Executive Offices; Zip Code)

KREISLER MANUFACTURING CORPORATION

1997 STOCK OPTION PLAN

(Full title of the plan)

Edward A. Stern

Co-President and Chief Financial Officer

180 Van Riper Avenue

Elmwood Park, NJ 07407

(201) 791-0700

(Name and address of agent for service; telephone number,

including area code, of agent for service)

Copies to:

Alan Lieblich, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

(215) 569-5500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.125 par value per share	158,667	(2)	$1,336,068.5	$142.96

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, par value $0.125 per share (“Common Stock”), set forth below, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Kreisler Manufacturing Corporation 1997 Stock Option Plan (the “Plan”), may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The registration fee for 34,667 shares of Common Stock underlying the options granted under the Plan is based on the exercise price of (i) $1.25 for options to purchase 16,000 shares of Common Stock; (ii) $5.50 for options to purchase 2,667 shares of Common Stock; and (iii) $5.00 for options to purchase 16,000 shares of Common Stock. 124,000 shares of Common Stock authorized for issuance under the Plan are being registered at a price of $9.85 per share, which represents the average of the high and low prices per share of Common Stock on the NASDAQ Capital Market on December 15, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Kreisler Manufacturing Corporation (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 158,667 shares of common stock, par value $.125 per share (“Common Stock”), under the Kreisler Manufacturing Corporation 1997 Stock Option Plan (the “Plan”).

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available without charge by contacting:

Kreisler Manufacturing Corporation

180 Van Riper Avenue

Elmwood Park, NJ 07407

(201) 791-0700

Attention: Edward A. Stern,

Co-President and Chief Financial Officer

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(i)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 filed with the Commission on September 28, 2006;

(ii)	Amendment No. 1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 filed with the Commission on October 27, 2006;

(iii)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 filed with the Commission on November 13, 2006;

(iv)	The Company’s Current Report on Form 8-K filed with the Commission on December 5, 2006;

(v)	The Company’s Current Report on Form 8-K filed with the Commission on December 4, 2006;

(vi)	The Company’s Current Report on Form 8-K filed with the Commission on October 26, 2006;

(vii)	The Company’s Current Report on Form 8-K filed with the Commission on September 26, 2006;

(viii)	The Company’s Current Report on Form 8-K/A filed with the Commission on July 28, 2006;

(ix)	The Company’s Current Report on Form 8-K filed with the Commission on July 28, 2006;

(x)	The Company’s Current Report on Form 8-K filed with the Commission on July 12, 2006; and

(xi)	The description of the Company’s Common Stock, which is incorporated by reference to the Current Report on Form 8-K filed with the Commission on December 19, 2006.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Certificate of Incorporation, as amended (the “COI”), and the Bylaws (the “Bylaws”) of the Company provide for indemnification of its directors and officers to the fullest extent permitted by the applicable law, subject to certain limitations, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any such action, suit or proceeding.

The COI and Bylaws also provide that, subject to certain limitations, the Company shall pay the expenses incurred by a director or officer entitled to indemnification in defending a threatened, pending or completed civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.

The indemnification and advancement or reimbursement of expenses provisions set forth in the COI and Bylaws shall not be deemed exclusive of any other rights to which the Company’s directors or executive officers may be entitled under any agreement or otherwise.

The Company obtained insurance to cover the Company’s directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Regulation S-B Exhibit Number	Description
5.1	Opinion of Blank Rome LLP.

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Gregory, Sharer & Stuart, P.A.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	Kreisler Manufacturing Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 filed with the Commission on September 29, 1997).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes that it will:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Elmwood Park, New Jersey as of December 20, 2006.

By:	/s/ Michael D. Stern
Michael D. Stern, Co-President and Chief Executive Officer
(Duly Authorized Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Stern, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Capacity	Date
/s/ Michael D. Stern Michael D. Stern	Co-President, Chief Executive Officer and a Director (Principal Executive Officer)	December 20, 2006

/s/ Edward A. Stern Edward A. Stern	Co-President and Chief Financial Officer (Principal Financial Officer)	December 20, 2006

/s/ Wallace N. Kelly Wallace N. Kelly	Chairman of the Board of Directors	December 20, 2006

/s/ John W. Poling John W. Poling	Director	December 20, 2006

/s/ Ronald Nussle, Jr. Ronald Nussle, Jr.	Director	December 20, 2006

EXHIBIT INDEX

Regulation S-B Exhibit Number	Description
5.1	Opinion of Blank Rome LLP.

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Gregory, Sharer & Stuart, P.A.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	Kreisler Manufacturing Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 filed with the Commission on September 29, 1997).